Exhibit 99.1

Endeavor Releases Third Quarter 2022 Results

Beverly Hills, CA (November 10, 2022) – Endeavor Group Holdings, Inc. (NYSE: EDR) (“Endeavor” or the “Company”), a global sports and entertainment company, today released its financial results for the quarterly period ended September 30, 2022.

Highlights

•	$1.221 billion in Q3 2022 revenue

•

Given continued strength across the business and good line of sight through the end of the year, increased Adjusted EBITDA guidance for full year 2022 (new range between $1.145 billion to $1.175 billion; up $10 million from the midpoint of prior range, representing year-over-year Adjusted EBITDA growth of 32%)

•	Continued focus on achieving long-term leverage target, having repaid $250 million of debt in the third quarter with the intent to repay an additional $250 million of debt by year’s end

•	OpenBet acquisition closed during the quarter

Q3 2022 Consolidated Financial Results

•	Revenue: $1.221 billion

•	Net loss: $12.5 million; net loss margin of 1%

•	Adjusted EBITDA: $303.1 million; Adjusted EBITDA margin of 24.8%

“Our business performed well in the quarter despite a turbulent macroeconomic environment,” remarked Ariel Emanuel, CEO, Endeavor. “Given our unique positioning relative to a set of highly resilient secular industry trends across premium sports and entertainment content and live events, we remain confident in our ability to continue delivering on our long-term growth strategy while also being good stewards of capital.”

Segment Operating Results

•

Owned Sports Properties segment revenue was $402.3 million for the quarter, up $113.8 million, or 39% compared to the third quarter of 2021. Growth was driven by an increase in media rights fees and live event, partnership, consumer product and licensing revenues at UFC, as well as an additional pay-per-view event and more events with live audiences versus the prior year. PBR and Diamond Baseball Holdings also contributed to growth in the quarter. The segment’s Adjusted EBITDA was $195.7 million for the quarter, up $61.1 million, or 45%, year-over-year.

•

Events, Experiences & Rights segment revenue was $440.6 million for the quarter, down $5.7 million, or 1% compared to the third quarter of 2021. The decrease was primarily due to certain media rights deals for events that do not occur annually, including the Ryder Cup, the UEFA Euro Championship and the CONCACAF World Cup qualifying games, as well as the timing of certain events that took place earlier in 2022 than the prior year. These decreases were partially offset by revenue growth from events including Wimbledon, Frieze Seoul, the Aer Lingus Classic, and various music events, as well as increased enrollment at IMG Academy. The segment’s Adjusted EBITDA was $49.7 million for the quarter, down $35.3 million, or 42%, year-over-year. Adjusted EBITDA was impacted by the timing of events, insurance recoveries recognized in the prior year, as well as increased cost of personnel, including the continued investment in the Olympics business at On Location.

•

Representation segment revenue was $388.3 million for the quarter, down $276.4 million, or 42% compared to the third quarter of 2021. The decrease was primarily due to $334 million of revenue in the prior year from the restricted Endeavor Content business, which was sold in January 2022. The decrease was partially offset by continued strong demand for talent including the recovery of music and comedy touring, as well as increased corporate brand spending at 160over90. Excluding revenue attributable to the restricted Endeavor Content business, revenue increased 17%. The segment’s Adjusted EBITDA was $132.9 million for the quarter, down $8.9 million, or 6%, year-over-year. The prior year’s quarter included $26.5 million of Adjusted EBITDA from the restricted Endeavor Content business.

2022 Annual Guidance

•	Revenue is expected to be between $5.235 billion and $5.325 billion

•	Adjusted EBITDA is expected to be between $1.145 billion and $1.175 billion

Balance Sheet and Liquidity

At September 30, 2022, cash and cash equivalents totaled $970.8 million, compared to $1.824 billion at June 30, 2022. Total debt was $5.427 billion at September 30, 2022, compared to $5.684 billion at June 30, 2022.

For further information regarding the Company’s financial results, as well as certain non-GAAP financial measures, and the reconciliations thereof, please refer to the following pages of this release or visit the Company’s Investor Relation site at investor.endeavorco.com.

Webcast Details

Endeavor will host an audio webcast to discuss its results and provide a business update at 2 p.m. PT / 5 p.m. ET today. The event can be accessed at: https://events.q4inc.com/attendee/518939942

The link to the webcast, as well as a recording, will also be available within the News/Events section of investor.endeavorco.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that do not relate to matters of historical fact should be considered forward- looking statements, including the Company’s guidance for full year 2022 and its deleveraging efforts and debt repayment, and timing thereof. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: the impact of COVID-19 on Endeavor’s business, financial condition, liquidity and results of operations; changes in public and consumer tastes and preferences and industry trends; Endeavor’s ability to adapt to or manage new content distribution platforms or changes in consumer behavior; Endeavor’s dependence on the relationships of its management, agents, and other key personnel with clients; Endeavor’s dependence on key relationships with television and cable networks, satellite providers, digital streaming partners, corporate sponsors, and other distribution partners; risks related to Endeavor’s organization and structure; and other important factors discussed in Part I, Item 1A “Risk Factors” in Endeavor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by Part II, Item 1A “Risk Factors” in Endeavor’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, as any such factors may be updated from time to time in its other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and Endeavor’s Investor Relations site at investor.endeavorco.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Measures” and the reconciliation tables below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

About Endeavor

Endeavor is a global sports and entertainment company, home to many of the world’s most dynamic and engaging storytellers, brands, live events and experiences. The company is comprised of industry leaders including entertainment agency WME; sports, fashion, events and media company IMG; and premier mixed martial arts organization UFC. The Endeavor network specializes in talent representation, sports operations & advisory, event & experiences management, media production & distribution, experiential marketing and brand licensing.

Website Disclosure

Investors and others should note that we announce material financial and operational information to our investors using press releases, SEC filings and public conference calls webcasts, as well as our Investor Relations site at investor.endeavorco.com. In addition, you may automatically receive email alerts and other information about Endeavor when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.endeavorco.com.

Contacts

Investors: investor@endeavorco.com

Press: press@endeavorco.com

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$1,221,416	$1,391,303	$4,007,694	$3,572,157
Operating expenses:
Direct operating costs	398,518	673,215	1,601,544	1,790,562
Selling, general and administrative expenses	601,469	520,626	1,729,174	1,686,840
Insurance recoveries	—	(12,233)	(993)	(42,100)
Depreciation and amortization	63,571	71,661	195,177	208,058
Impairment charges	689	754	689	4,524

Total operating expenses	1,064,247	1,254,023	3,525,591	3,647,884

Operating income (loss)	157,169	137,280	482,103	(75,727)
Other (expense) income:
Interest expense, net	(75,608)	(55,783)	(197,385)	(207,970)
Loss on extinguishment of debt	—	—	—	(28,628)
Tax receivable agreements liability adjustment	(10,405)	—	(61,497)	—
Other income (expense), net	9,325	(7,719)	463,133	(3,001)

Income (loss) before income taxes and equity losses of affiliates	80,481	73,778	686,354	(315,326)
Provision for (benefit from) income taxes	8,515	(7,718)	(6,020)	58,285

Income (loss) before equity losses of affiliates	71,966	81,496	692,374	(373,611)
Equity losses of affiliates, net of tax	(84,504)	(17,883)	(145,026)	(77,167)

Net (loss) income	(12,538)	63,613	547,348	(450,778)
Less: Net (loss) income attributable to non-controlling interests	(2,499)	21,128	212,035	(141,980)
Less: Net loss attributable to Endeavor Operating Company, LLC prior to the reorganization transactions	—	—	—	(31,686)

Net (loss) income attributable to Endeavor Group Holdings, Inc.	$(10,039)	$42,485	$335,313	$(277,112)

(Loss) earnings per share of Class A common stock(1):
Basic	$(0.04)	$0.16	$1.22	$(1.07)
Diluted	$(0.04)	$0.16	$1.19	$(1.07)
Weighted average number of shares used in computing (loss) earnings per share:
Basic	285,870,317	262,891,070	278,724,574	261,048,116
Diluted(2)	289,806,633	435,922,511	450,758,061	261,048,116

(1)

Basic and diluted loss per share of Class A common stock presented for 2021 is applicable only for the period from May 1, 2021 through September 30, 2021, which is the period following the initial public offering (“IPO”) and the related Reorganization Transactions

(2)

The diluted weighted average number of shares of 450,758,061 for the nine months ended September 30, 2022 includes weighted average Class A common shares outstanding, plus an assumed exchange of Endeavor Manager Units and Endeavor Operating Units into 167,046,923 shares, an assumed exchange of Endeavor Profits Units into 1,884,386 shares of the Company’s Class A common stock and additional shares from Stock Options, RSUs, Phantom Units and redeemable non-controlling interests, as noted in the table below:

Weighted average Class A Common Shares outstanding - Basic	278,724,574
Additional shares assuming exchange of all Endeavor Profits Units	1,884,386
Additional shares from RSUs, stock options and Phantom Units, as calculated using the treasury stock method	1,875,609
Additional shares assuming exchange of all Endeavor Operating Units and Endeavor Manager Units	167,046,923
Additional shares assuming redemption of redeemable non-controlling interests	1,226,569

Weighted average Class A Common Shares outstanding - Diluted	450,758,061

Segment Results

(Unaudited)

(In thousands)

Revenue and Adjusted EBTIDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Owned Sports Properties	$402,272	$288,521	$1,030,891	$830,867
Events, Experiences & Rights	440,605	446,333	1,894,290	1,514,615
Representation	388,335	664,723	1,103,611	1,241,864
Eliminations	(9,796)	(8,274)	(21,098)	(15,189)

Total Revenue	$1,221,416	$1,391,303	$4,007,694	$3,572,157

Adjusted EBITDA:
Owned Sports Properties	$195,749	$134,679	$505,760	$412,495
Events, Experiences & Rights	49,668	84,993	290,268	160,843
Representation	132,923	141,801	345,849	264,969
Corporate	(75,258)	(78,156)	(217,991)	(187,476)

Consolidated Balance Sheets

(In thousands, except share data)

	September 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$970,782	$1,560,995
Restricted cash	294,203	232,041
Accounts receivable (net of allowance for doubtful accounts of $65,695 and $57,102, respectively)	893,369	615,010
Deferred costs	247,864	255,371
Assets held for sale	27,301	885,633
Other current assets	253,620	204,697

Total current assets	2,687,139	3,753,747
Property and equipment, net	642,891	629,807
Operating lease right-of-use assets	324,340	373,652
Intangible assets, net	2,199,670	1,611,684
Goodwill	5,237,971	4,506,554
Investments	407,435	298,212
Other assets	416,469	260,861

Total assets	$11,915,915	$11,434,517

LIABILITIES, REDEEMABLE INTERESTS AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$540,142	$558,863
Accrued liabilities	580,001	524,061
Current portion of long-term debt	89,039	82,022
Current portion of operating lease liabilities	59,355	59,743
Deferred revenue	609,715	651,760
Deposits received on behalf of clients	279,402	216,632
Liabilities held for sale	4,866	507,303
Other current liabilities	186,289	105,053

Total current liabilities	2,348,809	2,705,437

Long-term debt	5,338,364	5,631,714
Long-term operating lease liabilities	308,828	363,568
Other long-term liabilities	496,378	402,472

Total liabilities	8,492,379	9,103,191

Commitments and contingencies
Redeemable non-controlling interests	254,699	209,863

Shareholders’ Equity:
Class A common stock, $0.00001 par value; 5,000,000,000 shares authorized; 289,330,904 and 265,553,327 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	2	2
Class B common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Class C common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Class X common stock, $0.00001 par value; 4,987,036,068 and 5,000,000,000 shares authorized; 183,173,428 and 186,222,061 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	1	1
Class Y common stock, $0.00001 par value; 997,261,325 and 1,000,000,000 shares authorized; 229,875,648 and 238,154,296 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	2,061,760	1,624,201
Accumulated deficit	(10,039)	(296,625)
Accumulated other comprehensive loss	(61,223)	(80,535)

Total Endeavor Group Holdings, Inc. shareholders’ equity	1,990,503	1,247,046
Nonredeemable non-controlling interests	1,178,334	874,417

Total shareholders’ equity	3,168,837	2,121,463

Total liabilities, redeemable interests and shareholders’ equity	$11,915,915	$11,434,517

Note Regarding Non-GAAP Financial Measures

This press release includes financial measures that are not calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Income.

Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss), excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings, tax receivable agreements liability adjustment and certain other items, including gains/losses on business divestitures, when applicable. Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by Revenue.

Management believes that Adjusted EBITDA is useful to investors as it eliminates the significant level of non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in business combinations, and improves comparability by eliminating the significant level of interest expense associated with our debt facilities, as well as income taxes, which may not be comparable with other companies based on our tax structure.

Adjusted EBITDA and Adjusted EBITDA margin are used as the primary bases to evaluate our consolidated operating performance.

Adjusted Net Income is a non-GAAP financial measure and is defined as net income (loss) attributable to Endeavor Group Holdings adjusted to exclude our share (excluding those relating to certain non-controlling interests) of the adjustments used to calculate Adjusted EBITDA, other than income taxes, net interest expense and depreciation, on an after-tax basis, the release of tax valuation allowances and other tax items.

Adjusted Net Income adjusts income or loss attributable to the Company for items that are not considered to be reflective of our operating performance. Management believes that such non-GAAP information is useful to investors and analysts as it provides a better understanding of the performance of our operations for the periods presented and, accordingly, facilitates the development of future projections and earnings growth prospects.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Net Income have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted

EBITDA, Adjusted EBITDA margin, and Adjusted Net Income do not reflect any cash requirement for such replacements or improvements; and

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.

We compensate for these limitations by using Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance.

Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income should not be considered substitutes for the reported results prepared in accordance with GAAP and should not be considered in isolation or as alternatives to net income (loss), as indicators of our financial performance, as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. Although we use Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Net Income as financial measures to assess the performance of our business, such use is limited because it does not include certain material costs necessary to operate our business. Our presentation of Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Income should not be construed as indications that our future results will be unaffected by unusual or nonrecurring items. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures reported by other companies.

Set forth below are reconciliations of our most directly comparable financial measures calculated in accordance with GAAP to these non-GAAP financial measures on a consolidated basis.

A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that are made for equity-based compensation expense, restructuring charges, gains, losses and impairments related to acquisitions and divestitures of businesses, non-cash fair value adjustments of embedded foreign currency derivatives, equity method earnings or losses and fair value adjustments for investments, certain tax items and other adjustments reflected in our reconciliation of historical Adjusted EBITDA, the amounts of which, could be material.

Adjusted EBITDA and Adjusted Net Income

(Unaudited)

(In thousands)

Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income	$(12,538)	$63,613	$547,348	$(450,778)
Provision for (benefit from) income taxes	8,515	(7,718)	(6,020)	58,285
Interest expense, net	75,608	55,783	197,385	207,970
Depreciation and amortization	63,571	71,661	195,177	208,058
Equity-based compensation expense (1)	48,388	60,885	159,851	464,393
Merger, acquisition and earn-out costs (2)	30,529	13,107	57,891	38,291
Certain legal costs (3)	1,604	(266)	11,204	4,260
Restructuring, severance and impairment (4)	869	2,179	2,829	6,612
Fair value adjustment - equity investments (5)	(291)	90	(13,635)	(13,614)
Equity method losses - Learfield IMG College and Endeavor Content (6)	83,171	14,831	149,086	76,291
Gain on sale of the restricted Endeavor Content business(7)	—	—	(463,641)	—
Tax receivable agreements liability adjustment (8)	10,405	—	61,497	—
Other (9)	(6,749)	9,152	24,914	51,063

Adjusted EBITDA	$303,082	$283,317	$923,886	$650,831

Net (loss) income margin	(1.0%)	4.6%	13.7%	(12.6%)
Adjusted EBITDA margin	24.8%	20.4%	23.1%	18.2%

Adjusted Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (loss) income	$(12,538)	$63,613	$547,348	$(450,778)
Net (income) loss attributable to non-controlling interests	2,499	(21,128)	(212,035)	141,980
Net loss attributable to Endeavor Operating Company, LLC prior to the reorganization transactions	—	—	—	31,686

Net (loss) income attributable to Endeavor Group Holdings, Inc.	(10,039)	42,485	335,313	(277,112)
Amortization	39,153	48,646	123,449	141,023
Equity-based compensation expense (1)	48,388	60,885	159,851	464,393
Merger, acquisition and earn-out costs (2)	30,529	13,107	57,891	38,291
Certain legal costs (3)	1,604	(266)	11,204	4,260
Restructuring, severance and impairment (4)	869	2,179	2,829	6,612
Fair value adjustment - equity investments (5)	(291)	90	(13,635)	(13,614)
Equity method losses - Learfield IMG College and Endeavor Content (6)	83,171	14,831	149,086	76,291
Gain on sale of the restricted Endeavor Content business(7)	—	—	(463,641)	—
Tax receivable agreements liability adjustment (8)	10,405	—	61,497	—
Other (9)	(6,749)	9,152	24,914	51,063
Tax effects of adjustments (10)	(8,952)	19,176	1,323	90,407
Other tax items (11)	(12,241)	—	(65,924)	17,608
Adjustments allocated to non-controlling interests (12)	(67,416)	(66,566)	(16,044)	(404,028)

Adjusted Net Income	$108,431	$143,719	$368,113	$195,194

(1)	Equity-based compensation represents primarily non-cash compensation expense associated with our equity-based compensation plans.

The decrease for the three months ended September 30, 2022 as compared to the three months ended September 30, 2021 was primarily due to grants under the 2021 Incentive Award Plan that were issued in connection with the IPO.

The decrease for the nine months ended September 30, 2022 as compared to the nine months ended September 30, 2021 was primarily due to modification of certain pre-IPO equity-based awards primarily to remove certain forfeiture and discretionary call terms as well as grants under the 2021 Incentive Award Plan that were issued in connection with the IPO.

Equity-based compensation was recognized in all segments and Corporate for the three and nine months ended September 30, 2022 and 2021.

(2)

Includes (i) certain costs of professional advisors related to mergers, acquisitions, dispositions or joint ventures and (ii) fair value adjustments for contingent consideration liabilities related to acquired businesses and compensation expense for deferred consideration associated with selling shareholders that are required to remain our employees.

Such costs for the three months ended September 30, 2022 primarily related to professional advisor costs, which were approximately $21 million and primarily related to our Events, Experiences & Rights segment and Corporate. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $10 million, which primarily related to our Representation segment.

Such costs for the three months ended September 30, 2021 primarily related to professional advisor costs, which were approximately $9 million and primarily related to Corporate. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $4 million, which primarily related to our Representation and Events, Experiences & Rights segments.

Such costs for the nine months ended September 30, 2022 primarily related to professional advisor costs of approximately $33 million and related to all of our segments. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $25 million, which primarily related to our Representation segment.

Such costs for the nine months ended September 30, 2021 primarily related to fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments of approximately $24 million, which primarily related to our Events, Experiences & Rights and Representation segments. Professional advisor costs were approximately $14 million and primarily related to our Events, Experiences & Rights segment and Corporate.

(3)	Includes costs related to certain litigation or regulatory matters in each of our segments and Corporate.
(4)	Includes certain costs related to our restructuring activities and non-cash impairment charges.

Such costs for the three months ended September 30, 2022 primarily related to restructuring expenses in our Events, Experiences & Rights segment.

Such costs for the three months ended September 30, 2021 primarily related to the impairment of goodwill in our Representation segment.

Such costs for the nine months ended September 30, 2022 primarily related to a write off of an asset in Corporate and the restructuring expenses in our Events, Experiences & Rights and Representation segments.

Such costs for the nine months ended September 30, 2021 primarily related to the impairment of goodwill in our Representation and Events, Experiences & Rights segments.

(5)	Includes the net change in fair value for certain equity investments with and without readily determinable fair values, based on observable price changes.
(6)

Relates to equity method losses, including impairment charges, from our investment in Learfield IMG College as well as losses from the 20% interest we retained in the restricted Endeavor Content business, which we sold in January 2022.

(7)	Relates to the gain recorded for the sale of the restricted Endeavor Content business, net of transactions costs of $15.0 million.
(8)

Includes the adjustment for the tax receivable agreements liability related to the expected realization of certain tax benefits after concluding that such TRA payments would be probable based on estimates of future taxable income over the terms of the TRAs.

(9)

For the three months ended September 30, 2022, other costs were comprised primarily of a gain of approximately $23 million related to the sale of DBH, which related to our Owned Sports Properties segment, losses of approximately $13 million on foreign exchange transactions, which related to all of our segments and Corporate, a loss of approximately $8 million related to non-cash fair value adjustments of embedded foreign currency derivatives, which related primarily to our Events, Experiences & Rights segment, and losses of approximately $4 million related to foreign exchange hedge contracts.

For the three months ended September 30, 2021, other costs were comprised primarily of losses of approximately $13 million on foreign exchange transactions, which related to all of our segments and Corporate, approximately a $2 million gain from an earnout related to the sale of an investment related to our Representation segment and a $2 million fee received from our Learfield IMG College investment in our Events, Experiences & Rights segment.

For the nine months ended September 30, 2022, other costs were comprised primarily of losses of approximately $33 million on foreign exchange transactions, which related to all of our segments and Corporate, a gain of approximately $23 million related to the sale of DBH, which related to our Owned Sports Properties segment, a loss of approximately $9 million related to non-cash fair value adjustments of embedded foreign derivatives, which related primarily to our Events, Experiences & Rights segment, and losses of approximately $7 million related to foreign exchange hedge contracts which related to our Events, Experiences & Rights segment and Corporate.

For the nine months ended September 30, 2021, other costs were comprised primarily of approximately $29 million related to a loss on debt extinguishment, which related primarily to Corporate, losses of approximately $15 million on foreign exchange transactions, which related to all of our segments and Corporate, and a loss of approximately $10 million related to non-cash fair value adjustments of embedded foreign currency derivatives primarily related to our Events, Experiences & Rights segment.

(10)	Reflects the tax effect of the adjustments noted above.
(11)

Such items for the three and nine months ended September 30, 2022 reflects the release of a valuation allowance on deferred tax assets due to the expected realization of certain tax benefits in connection with the TRA liability. Such items for the nine months ended September 30, 2021 includes $7.4 million of deferred tax liabilities associated with indefinite lived intangibles recorded as a result of the IPO and tax expense of $10.2 million, related to a change in tax rate in the United Kingdom.

(12)

Prior to the IPO and associated reorganization transactions, reflects the share of adjustments attributable to the non-controlling interests in UFC. Subsequent to the IPO and associated reorganization transactions, reflects the share of adjustments attributable to the non-controlling interests of certain former members of Endeavor Operating Company who retain ownership interests in Endeavor Manager and Endeavor Operating Company.